EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
H&R Block, Inc.:
We consent to the incorporation by reference of our report in the Registration Statement (No. 333-56400) on Form S-8 of H&R Block, Inc. of our report dated June 27, 2007, with respect to the statement of net assets available for benefits as of December 31, 2006, of the H&R Block Retirement Savings Plan, which report appears in the December 31, 2007 Annual Report on Form 11-K of the H&R Block Retirement Savings Plan.
Kansas City, Missouri
June 27, 2008

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